EXHIBIT NO. 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 13, 1998 included or incorporated by reference in Bayou Steel Corporation's Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this Registration Statement.

/S/ ARTHUR ANDERSEN, LLP
ARTHUR ANDERSEN, LLP

New Orleans, Louisiana
March 17, 1999